UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

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Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-54361	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of February 4, 2014, Skyline Medical Inc. (the “Company”) entered into a Securities Purchase Agreement with certain investors (the “Purchasers”) pursuant to which the Company agreed to offer and sell 20,550 shares of Series A Convertible Preferred Stock, par value $0.01 (the “Preferred Shares”), and warrants (the “Warrants”) to acquire an aggregate of approximately 1,600,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”). The Preferred Shares are convertible into shares of Common Stock at an initial conversion price of $0.26 per share of Common Stock. The Warrants are exercisable at an exercise price of $0.325 per share and expire five years from the closing date. The Company received gross proceeds of $2,055,000, before offering expenses. The closing of the sale of the Preferred Shares and Warrants (collectively, the “Securities”) occurred as of February 4, 2014 (the “Closing”). If the Common Stock is not listed on the Nasdaq Stock Market, the New York Stock Exchange, or the NYSE MKT within 180 days of the Closing, the Company shall issue additional Warrants to purchase additional shares of Common Stock, equal to 30% of the shares of Common Stock which the Preferred Shares each Purchaser purchased are convertible into.

The Securities Purchase Agreement requires the Company to register the resale of the shares of Common Stock underlying the Preferred Shares (the “Underlying Shares”) and the Common Stock underlying the Warrants (the “Warrant Shares”). The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the closing of the offering, and to use commercially reasonable efforts to have the registration statement declared effective within 105 days if there is no review by the Securities and Exchange Commission, and within 150 days in the event of such review.

The Securities were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Securities.

The Preferred Shares are convertible at the option of the holder into the number of shares of Common Stock determined by dividing the stated value of the Preferred Shares being converted by the conversion price of $0.26, subject to adjustment for stock splits, reverse stock splits and similar recapitalization events. If the Company issues additional shares of Common Stock, other than certain stock that is excluded under the terms of the Securities Purchase Agreement, in one or more capital raising transactions with an aggregate purchase price of at least $100,000 for a price less than the then existing conversion price for the Preferred Shares (the “New Issuance Price”), then the then existing conversion price shall be reduced to the New Issuance Price, provided, however, that under no circumstances shall the New Issuance Price be less than $0.13 or reduced to a price level that would be in breach of the listing rules of any stock exchange or that would have material adverse effect on the Corporation’s ability to list its Common Stock on a stock exchange, including but not limited to the change of accounting treatment of the Preferred Stock. The Company will not effect any conversion of the Preferred Shares, and a stockholder shall not have the right to convert any portion of the Preferred Shares, to the extent that, after giving effect to the conversion such stockholder would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Shares held by the applicable holder. By written notice to the Company, a Purchaser may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that Purchaser to any other percentage not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Preferred Shares are eligible to vote with the Common Stock on an as-converted basis, but only to the extent that the Preferred Shares are eligible for conversion without exceeding the Beneficial Ownership Limitation. The Preferred Shares are entitled to receive dividends on a pari passu basis with the Common Stock, when, and if declared. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of Common Stock ranking prior to the Preferred Shares upon liquidation, the holders of the Preferred Shares shall receive, prior and in preference to the holders of any junior securities, an amount equal to $2,055,000 times 1.2, plus all declared but unpaid dividends.

The Warrants to be issued to each Purchaser are identical. The Warrants are exercisable on any day on or after the date of issuance, have an exercise price of $0.26 per share, subject to adjustment, and a term of five years from the date they are first exercisable. However, a holder will be prohibited from exercising a Warrant if, as a result of such exercise, the holder, together with its affiliates, would exceed the Beneficial Ownership Limitation as described above for the Preferred Shares. If any Warrant has not been fully exercised prior to the first anniversary of the Closing and if during such period the Company has not installed or received firm purchase orders (accepted by the Company) for at least 500 STREAMWAY® Automated Surgical Fluid Disposal Systems, then, the number of Common Stock for which such Warrant may be exercised shall be increased 2.5 times.

The Company has filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the preferences, rights and limitations of those series. The Certificate of Designation is attached hereto as Exhibit 3.1 and the foregoing description of the Series A Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the respective exhibits when filed.

The above description of the material terms of the offering is qualified in its entirety by reference to the Securities Purchase Agreement and the Form of Warrant attached hereto as Exhibit 10.1 and 4.1, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the private placement described in Item 1.01, the Company’s board of directors approved the Certificate of Designation Preferences, Rights and Limitations of Series A Convertible Preferred Stock in the form attached hereto as Exhibit 3.1. The material terms of the Series A Convertible Preferred Stock are described in Item 1.01 and are incorporated herein by reference.

Item 8.01	Other Events.

On February 5, 2014, the Company issued the press release attached hereto as Exhibit 99.1 regarding the private placement described in Item 1.01. A copy of the press release is attached as Exhibit 99.1.

Exhibit No.	Description/Exhibit

3.1	Certificate of Designation Preferences, Rights and Limitations of Series A Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated as of February 4, 2014, by and among the Company and certain Purchasers
99.1	Press Release dated February 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Josh Kornberg
	Name:	Josh Kornberg
	Title:	President and Chief Executive Officer

Date: February 5, 2014